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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF EARLIEST EVENT REPORTED: August 15, 2005


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)



                         COMMISSION FILE NUMBER 1-13167


        Internal Revenue Service - Employer Identification No. 74-1611874


                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 REGULATION FD DISCLOSURE

     The VICKSBURG is currently working offshore Malaysia at a dayrate of $63,500 under its contract with ExxonMobil Exploration & Production Malaysia, Inc. ("EMEPMI"). EMEPMI has given notice in accordance with the contract that the contract will be completed upon completion of operations on the well in progress on December 7, 2005. Immediately upon completion of the EMEPMI contract, the rig will be mobilized to Myanmar to commence working under its contract commitment with Total Exploration and Production Myanmar ("Total"). The Total contract involves the drilling of two (2) development wells plus an option to drill one (1) additional well offshore Myanmar. The Total contract provides for a dayrate of $92,000 and a moving rate of $80,500 and is expected to take approximately 80 to 100 days to complete, including the time for mobilization and demobilization back to Malaysia.

     The ATWOOD HUNTER is currently working offshore Egypt conducting operations on the 14th of a 16 well program and earning a dayrate of $62,400 under its contract with Burullus Gas Co. ("Burullus"). In February 2005, Burullus awarded the rig an additional contract to drill two firm wells, which, at that time, required that the rig be upgraded to include the capability of drilling high pressure wells (15,000 P.S.I.). This new contract provides for a dayrate of $125,000, an upgrade fee of $1.5 million payable at the completion of the equipment upgrade period, and dayrate during the upgrade period which was estimated to take 30 days. Burullus has now advised the Company that they will not require the rig be upgraded to include 15,000 P.S.I. capability. Therefore, immediately upon completion of the current Burullus contract, which is expected to occur in December 2005, the rig will commence working under the additional Burullus contract which has an expected duration of 150 to 270 days. In accordance with the contract, the $1.5 million upgrade fee will still be paid even though the rig will not be upgraded to drill high pressure wells.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors: the Company's dependence on the oil and gas industry; the risks involved in the construction and repair of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to war; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission.



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ATWOOD OCEANICS, INC.
                                           (Registrant)



         DATE: August 15, 2005            /s/ James M. Holland
                                          James M. Holland
                                          Senior Vice President